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                                                                    EXHIBIT 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FelCor Lodging Trust Incorporated on Form S-4 of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 30, 2001, appearing in the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the period ended December 31, 2000 and to the reference to us under the heading "Experts" in the joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 4, 2001